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                                                                    EXHIBIT 23.5


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



chinadotcom
Hong Kong, China

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated August 20, 2003 (except for Note 9 to which the date is September 4, 2003), relating to the consolidated financial statements and schedules of Ross Systems, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.




/s/ BDO Seidman, LLP
Atlanta, Georgia


October 23, 2003